Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 9, 1996 on our audit of the consolidated financial statements of ProxyMed, Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 appearing in the Annual Report on Form 10-KSB of ProxyMed, Inc. for the fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.


Miami, Florida
May 28, 1996